UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2016

PLUSH CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-2019166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

K-2-8 2nd Floor, Kuchai Business Park Jalan 1/127 off Jalan Kuchai Lama, Kuala Lumpur	58200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 00603 79878688

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2016, Alexander Bains and Numan Ijaz resigned as directors of our company.

There have been no disagreements between Mr. Bains and Mr. Ijaz and our company, known to an executive officer of our company, on any matter relating to our company’s operations, policies or practices.

Our board of directors now consists of Eric Yap and Chui Mean Yap.

Item 8.01	Other Items

On November 3, a majority of stockholders of our company and or board of directors approved a change of name of our company from Plush Corp. to TRON Group Inc., an increase to authorized capital from 75,000,000 shares of common stock, par value $0.001 to 500,000,000 shares of common stock, par value $0.001 and a forward stock split of our issued and outstanding shares of common stock on a basis of one (1) old share for twenty (20) new shares of common stock.

A Certificate of Amendment was filed on November 28, 2016 with the Nevada Secretary of State. The effective date for the change of name and the increase to authorized capital is December 6, 2016.

The amendment is currently being reviewed by the Financial Industry Regulatory Authority (“FINRA”). We will announce the completion of the FINRA review and the effectiveness of the amendment on the market by filing a Current Report on Form 8-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUSH CORP.

/s/ Eric Yap
Eric Yap
Chief Executive Officer

Date: November 30, 2016

3